Exhibit 3.36
AMENDED AND RESTATED BY-LAWS
of
INTERNATIONAL ELECTRONICS, INC.
Section 1. ARTICLES OF ORGANIZATION
     The name and purposes of the corporation shall be as set forth in the Articles of Organization. These By-laws, the powers of the corporation and of its directors and stockholders, or of any class of stockholders if the corporation has more than one class of stock, and all matters concerning the conduct and regulation of the business and affairs of the corporation shall be subject to such provisions in regard thereto, if any, as are set forth in the Articles of Organization as from time to time in effect.
Section 2. STOCKHOLDERS
     2.1. Annual Meeting. The annual meeting of stockholders shall be held at time determined by the board of directors. Purposes for which an annual meeting is to be held, in addition to those prescribed by law, by the Articles of Organization or by these By-laws, may be specified by the president or by the directors.
     2.2. Special Meetings. A special meeting of the stockholders may be called at any time by the president or by the directors. Each call of a meeting shall state the place, date, hour and purposes of the meeting.
     2.3. Place of Meetings. All meetings of the stockholders shall be held at the principal executive office of the Corporation, except such meetings as the Board of Directors expressly determine shall be held elsewhere, in which case meetings may be held upon notice as hereinafter provided at such other place or places within or without the state of incorporation of the Corporation as the Board of Directors shall have determined and as shall be stated in such notice.
     2.4. Notice of Meetings. A written notice of each meeting of stockholders, stating the place, date and hour and the purposes of the meeting, shall be given at least seven days before the meeting to each stockholder entitled to vote at such meeting and to each stockholder who, by law, by the Articles of Organization or by these By-laws, is entitled to notice, by leaving such notice with such stockholder or at such stockholder’s residence or usual place of business, or by mailing it, postage prepaid, addressed to such stockholder at such stockholder’s address as it appears in the records of the corporation. Such notice shall be given by the clerk or an assistant clerk or by an officer designated by the directors. Whenever notice of a meeting is required to be given to a stockholder under any provision of the Business Corporation Law of The Commonwealth of Massachusetts or of the Articles of Organization or these By-laws, a written waiver thereof, executed before or after the meeting by such stockholder or such stockholder’s attorney thereunto authorized and filed with the records of the meeting, shall be deemed equivalent to such notice.
     2.5. Quorum of Stockholders. At any meeting of the stockholders, a quorum as to any matter shall consist of a majority of the votes entitled to be cast on the matter, except when a larger quorum is required by law, by the Articles of Organization or by these By-laws. Stock owned directly or indirectly by the corporation, if any, shall not be deemed outstanding for this purpose. Any meeting may be adjourned from time to time by a majority of the votes properly cast upon the question, whether or not a quorum is present, and the meeting may be held as adjourned without further notice.
     2.6. Action by Vote. When a quorum is present at any meeting, a plurality of the votes properly cast for election to any office shall elect to such office, and a majority of the votes properly cast upon any question other than an election to an office shall decide the question, except when a larger vote is required by law, by the Articles of Organization or by these By-laws. No ballot shall be required for any election unless requested by a stockholder present or represented at the meeting and entitled to vote in the election.
     2.7. Voting. Stockholders entitled to vote shall have one vote for each share of stock entitled to vote held by them of record according to the records of the corporation, unless otherwise provided by the Articles of Organization. The corporation shall not, directly or indirectly, vote any share of its own stock.
     2.8. Action by Writing. Any action required or permitted to be taken at any meeting of the stockholders may be taken without a meeting if all stockholders entitled to vote on the matter consent to the action in writing and the written consents are filed with the records of the meetings of stockholders. Such consents shall be treated for all purposes as a vote at a meeting.
     2.9. Proxies. To the extent permitted by law, stockholders entitled to vote may vote either in person or by proxy. Except to the extent permitted by law, no proxy dated more than six months before the meeting named therein shall be valid. Unless otherwise specifically limited by their terms, such proxies shall entitle the holders of the proxies to vote at any adjournment of such meeting but shall not be valid after the final adjournment of such meeting.
Section 3. BOARD OF DIRECTORS
     3.1. Number. Except as otherwise provided by law, the Articles of Organization or these by-laws, the property and business of the Corporation shall be managed by or under the direction of a board of not less than two nor more than thirteen directors. No decrease in the number of directors shall have the effect of shortening the term of any incumbent director. Within the limits specified, the number of directors shall be determined by resolution of the Board of Directors or by the stockholders at the annual meeting. Directors need not be stockholders, residents of the

Corporation’s state of incorporation or citizens of the United States. The directors shall be elected by ballot at the annual meeting of the stockholders and each director shall be elected to serve until his successor shall be elected and shall qualify or until his earlier resignation or removal; provided that in the event of failure to hold such meeting or to hold such election at such meeting, such election may be held at any special meeting of the stockholders called for that purpose. If the office of any director becomes vacant by reason of death, resignation, disqualification, removal, failure to elect, or otherwise, the remaining directors, although more or less than a quorum, by a majority vote of such remaining directors may elect a successor or successors who shall hold office for the unexpired term.
     Section 3.2. Change in Number of Directors; Vacancies. The maximum number of directors may be increased by an amendment to these by-laws adopted by a majority vote of the Board of Directors or by a majority vote of the capital stock having voting power, and if the number of directors is so increased by action of the Board of Directors or of the stockholders or otherwise, then the additional directors may be elected in the manner provided above for the filling of vacancies in the Board of Directors or at the annual meeting of stockholders or at a special meeting called for that purpose.
     Section 3.3. Resignation. Any director of this Corporation may resign at any time by giving written notice to the Chairman of the Board, if any, the President or the Secretary of the Corporation. Such resignation shall take effect at the time specified therein, at the time of receipt if no time is specified therein and at the time of acceptance if the effectiveness of such resignation is conditioned upon its acceptance. Unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.
     Section 3.4. Removal. Any director or the entire Board of Directors may be removed, with or without cause, by the holders of a majority of the shares then entitled to vote at an election of directors.
     Section 3.5. Place of Meetings and Books. The Board of Directors may hold their meetings and keep the books of the Corporation inside or outside the Corporation’s state of incorporation, at such places as they may from time to time determine.
     Section 3.6. General Powers. In addition to the powers and authority expressly conferred upon them by these by-laws, the board may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Articles of Organization or by these by-laws directed or required to be exercised or done by the stockholders.
     Section 3.7. Committees. The Board of Directors may designate one or more committees by resolution or resolutions passed by a majority of the whole board. Such committee or committees shall consist of one or more directors of the Corporation, and, to the extent provided in the resolution or resolutions designating them, shall have and may exercise specific powers of the Board of Directors in the management of the business and affairs of the Corporation to the extent permitted by statute and shall have power to authorize the seal of the Corporation to be affixed to all papers which may require it. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors.
     Section 3.8. Powers Denied to Committees. Committees of the Board of Directors shall not, in any event, have any power or authority to amend the Articles of Organization, adopt an agreement of merger, or consolidation, recommend to the stockholders the sale, lease or exchange of all or substantially all of the Corporation’s property and assets, recommend to the stockholders a dissolution of the Corporation or a revocation of a dissolution or to amend the by-laws of the Corporation unless the resolution or resolutions designating such committee expressly so provides. Further, no committee of the Board of Directors shall have the power or authority to declare a dividend, to authorize the issuance of stock or to adopt a certificate of ownership and merger unless the resolution or resolutions designating such committee expressly so provides.
     Section 3.9. Substitute Committee Member. In the absence or on the disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of such absent or disqualified member. Any committee shall keep regular minutes of its proceedings and report the same to the board as may be required by the board.
     Section 3.10. Compensation of Directors. The Board of Directors shall have the power to fix the compensation of directors and members of committees of the Board. The directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as director. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings.
     Section 3.11. Annual Meeting. The newly-elected board may meet at such place and time as shall be fixed and announced by the presiding officer at the annual meeting of stockholders, for the purpose of organization or otherwise, and no further notice of such meeting shall be necessary to the newly elected directors in order legally to constitute the meeting, provided a quorum shall be present, or they may meet at such place and time as shall be stated in a notice given to such directors two (2) days prior to such meeting, or as shall be fixed by the consent in writing of all the directors.
     Section 3.12. Regular Meetings. Regular meetings of the board may be held without notice at such time and place as shall from time to time be determined by the board.

     Section 3.13. Special Meetings. Special meetings of the board may be called by the Chairman of the Board on 2 days’ notice to each director, or such shorter period of time before the meeting as will nonetheless be sufficient for the convenient assembly of the directors so notified. Special meetings shall be called by the Secretary in like manner and on like notice, on the written request of two or more directors.
     Section 3.14. Quorum. At all meetings of the Board of Directors, a majority of the total number of directors shall be necessary and sufficient to constitute a quorum for the transaction of business, and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically permitted or provided by statute, or by the Articles of Organization, or by these by-laws. If at any meeting of the board there shall be less than a quorum present, a majority of those present may adjourn the meeting from time to time until a quorum is obtained, and no further notice thereof need be given other than by announcement at said meeting which shall be so adjourned.
     Section 3.15. Telephonic Participation in Meetings. Members of the Board of Directors or any committee designated by such board may participate in a meeting of the board or committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this section shall constitute presence in person at such meeting.
     Section 3.16. Action by Consent. Unless otherwise restricted by law, the Articles of Organization or these by-laws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if written consent thereto is signed by all members of the board or of such committee as the case may be and such written consent is filed with the minutes of proceedings of the board or committee.
Section 4. OFFICERS AND AGENTS
     4.1. Enumeration; Qualification. The officers of the corporation shall be a president, a treasurer, a clerk and such other officers, if any, as the incorporators at their initial meeting, or the directors from time to time, may in their discretion elect or appoint. The corporation may also have such agents, if any, as the incorporators at their initial meeting, or the directors from time to time, may in their discretion appoint. Any officer may be, but none need be, a director or stockholder. The clerk shall be a resident of Massachusetts unless the corporation has a resident agent appointed for the purpose of service of process. Any two or more offices may be held by the same person. Any officer may be required by the directors to give bond for the faithful performance of such officer’s duties to the corporation in such amount and with such sureties as the directors may determine.
     4.2. Powers. Subject to law, to the Articles of Organization and to the other provisions of these By-laws, each officer shall have, in addition to the duties and powers herein set forth, such duties and powers as are commonly incident to such officer’s office and such duties and powers as the directors may from time to time designate.
     4.3. Election. The president, the treasurer and the clerk shall be elected annually by the directors at their first meeting following the annual meeting of the stockholders. Other officers, if any, may be elected or appointed by the board of directors at such meeting or at any other time.
     4.4. Tenure. Except as otherwise provided by law or by the Articles of Organization or by these By-laws, the president, the treasurer and the clerk shall hold office until the first meeting of the directors following the next annual meeting of the stockholders and until their respective successors are chosen and qualified, and each other officer shall hold office until the first meeting of the directors following the next annual meeting of the stockholders unless a shorter period shall have been specified by the terms of such officer’s election or appointment, or in each case until such officer sooner dies, resigns, is removed or becomes disqualified.
     4.5. Chief Executive Officer. The chief executive officer of the corporation shall be the chairman of the board, if any, the president or such other officer as is designated by the directors and shall, subject to the control of the directors, have general charge and supervision of the business of the corporation. If no such designation is made, the president shall be the chief executive officer. Unless the board of directors otherwise specifies, if the corporation does not have a chairman of the board, the chief executive officer shall preside, or designate the person who shall preside, at all meetings of the stockholders and of the board of directors.
     4.6. Chairman of the Board. The chairman of the board, if any, shall have the duties and powers specified in these By-laws and shall have such other duties and powers as may be determined by the directors. Unless the board of directors otherwise specifies, the chairman of the board shall preside, or designate the person who shall preside, at all meetings of the stockholders and of the board of directors.
     4.7. President and Vice Presidents. The president shall have the duties and powers specified in these By-laws and shall have such other duties and powers as may be determined by the directors.
     Any vice presidents shall have such duties and powers as shall be designated from time to time by the directors.
     4.8. Treasurer and Assistant Treasurers. Except as the directors shall otherwise determine, the treasurer shall be the chief financial and accounting officer of the corporation and shall be in charge of its funds and valuable papers, books of account and accounting records, and shall have such other duties and powers as may be designated from time to time by the directors.

     Any assistant treasurers shall have such duties and powers as shall be designated from time to time by the directors.
     4.9. Clerk and Assistant Clerks. The clerk shall record all proceedings of the stockholders in a book or series of books to be kept therefor, which books shall be kept at the principal office of the corporation or at the office of its transfer agent or of its clerk and shall be open at all reasonable times to the inspection of any stockholder. In the absence of the clerk from any meeting of stockholders, an assistant clerk, or in the absence of an assistant clerk, a temporary clerk chosen at the meeting, shall record the proceedings thereof in the aforesaid book. Unless a transfer agent has been appointed, the clerk shall keep or cause to be kept the stock and transfer records of the corporation, which shall contain the names and record addresses of all stockholders and the amount of stock held by each. If no secretary is elected, the clerk shall keep a true record of the proceedings of all meetings of the directors and, in the clerk’s absence from any such meeting, an assistant clerk, or in the absence of an assistant clerk, a temporary clerk chosen at the meeting, shall record the proceedings thereof.
     Any assistant clerks shall have such other duties and powers as shall be designated from time to time by the directors.
     4.10. Secretary and Assistant Secretaries. If a secretary is elected, the secretary shall keep a true record of the proceedings of all meetings of the directors and, in the secretary’s absence from any such meeting, an assistant secretary, or in the absence of an assistant secretary, a temporary secretary chosen at the meeting, shall record the proceedings thereof.
     Any assistant secretaries shall have such other duties and powers as shall be designated from time to time by the directors.
Section 5. RESIGNATIONS AND REMOVALS
     Any director or officer may resign at any time by delivering a resignation in writing to the chairman of the board, if any, the president, the treasurer or the clerk or to a meeting of the directors. Such resignation shall be effective upon receipt unless specified to be effective at some other time. A director (including persons elected by directors to fill vacancies in the board) may be removed from office (a) with or without cause by the vote of the holders of a majority of the shares issued and outstanding and entitled to vote in the election of such director or (b) with cause by the vote of a majority of the directors then in office. The directors may remove any officer elected by them with or without cause by the vote of a majority of the directors then in office. A director or officer may be removed for cause only after reasonable notice and opportunity to be heard before the body proposing removal.

Section 6. VACANCIES
     Any vacancy in the board of directors, including a vacancy resulting from the enlargement of the board, may be filled by vote of the stockholders or, in the absence of stockholder action, by the directors by vote of a majority of the directors then in office. The directors shall elect a successor if the office of the president, treasurer or clerk becomes vacant and may elect a successor if any other office becomes vacant. Each such successor shall hold office for the unexpired term and, in the case of the president, treasurer and clerk, until such officer’s successor is chosen and qualified, or in each case until such officer sooner dies, resigns, is removed or becomes disqualified. The directors may exercise all their powers notwithstanding the existence of one or more vacancies in their number.
Section 7. CAPITAL STOCK
     7.1. Number and Par Value. The total number of shares and the par value, if any, of each class of stock which the corporation is authorized to issue shall be as stated in the Articles of Organization.
     7.2. Shares Represented by Certificates and Uncertificated Shares. The board of directors may provide by resolution that some or all of any or all classes and series of shares shall be uncertificated shares. Unless such a resolution has been adopted, a stockholder shall be entitled to a certificate stating the number and the class and the designation of the series, if any, of the shares held by such stockholder, in such form as shall, in conformity to law, be prescribed from time to time by the directors. Such certificate shall be signed by the chairman of the board, if any, the president or a vice president and by the treasurer or an assistant treasurer. Such signatures may be facsimiles if the certificate is signed by a transfer agent, or by a registrar, other than a director, officer or employee of the corporation. In case any officer who has signed or whose facsimile signature has been placed on such certificate shall have ceased to hold such office before such certificate is issued, it may be issued by the corporation with the same effect as if such officer still held such office at the time of its issue.
     7.3. Loss of Certificates. In the case of the alleged loss, destruction or mutilation of a certificate of stock, a duplicate certificate may be issued in place thereof, upon such conditions as the directors may prescribe.
Section 8. TRANSFER OF SHARES OF STOCK
     8.1. Transfer on Books. Subject to the restrictions, if any, stated or noted on the stock certificates, shares of stock may be transferred on the books of the corporation by the surrender to the corporation or its transfer agent of the certificate therefor properly endorsed or accompanied by a written assignment and power of attorney properly executed, with necessary transfer stamps affixed, and with such proof of the authenticity of signature as the directors or the transfer agent of the corporation may reasonably require. Except as may be otherwise required by law, by the Articles of Organization or by these By-laws, the corporation shall be entitled to treat the record holder of stock as shown on its books as the owner of such stock for all purposes, including the payment of dividends and the right to receive notice and to vote with respect thereto, regardless of any transfer, pledge or other disposition of such stock until the shares have been transferred on the books of the corporation in accordance with the requirements of these By-laws.
     Each stockholder shall have the duty to notify the corporation of such stockholder’s post office address.
     8.2. Record Date and Closing Transfer Books. The directors may fix in advance a time, which shall be not more than sixty days before the date of any meeting of stockholders or the date for the payment of any dividend or making of any distribution to stockholders or the last day on which the consent or dissent of stockholders may be effectively expressed for any purpose, as the record date for determining the stockholders having the right to notice of and to vote at such meeting and any adjournment thereof or the right to receive such dividend or distribution or the right to give such consent or dissent, and in such case only stockholders of record on such record date shall have such right, notwithstanding any transfer of stock on the books of the corporation after the record date. Without fixing such record date the directors may for any of such purposes close the transfer books for all or any part of such period. If no record date is fixed and the transfer books are not closed:
     (1) The record date for determining stockholders having the right to notice of or to vote at a meeting of stockholders shall be at the close of business on the date immediately preceding the day on which notice is given.
     (2) The record date for determining stockholders for any other purpose shall be at the close of business on the day on which the board of directors acts with respect thereto.
Section 9. INDEMNIFICATION OF DIRECTORS AND OFFICERS
     The corporation shall, to the maximum extent permitted from time to time under the law of The Commonwealth of Massachusetts, indemnify any person against all liabilities and expenses, including amounts paid in satisfaction of judgments, in settlement or as fines and penalties, and counsel fees, reasonably incurred by such person in connection with the defense or disposition of any action, suit or other proceeding, whether civil, criminal, administrative or investigative, in which such person may be involved or with which such person may be threatened, by reason of the fact that such person is or was or has agreed to be a director or officer of the corporation or while a director or officer is or was serving at the request of the corporation as a director, officer, partner, trustee, employee or agent of another organization or in any capacity with respect to any employee benefit plan. Such indemnification shall be provided although the person to be indemnified is not currently a director, officer, partner, trustee, employee or agent of the corporation or such other organization or no longer serves with respect to any such employee benefit plan.
     Notwithstanding the foregoing, no indemnification shall be provided with respect to any matter disposed of by settlement, consent decree or other negotiated disposition unless
(a)	such indemnification shall have been approved by the holders of the shares of the corporation’s capital stock then entitled to vote for directors, voting such shares as a single class, by a majority of the votes cast on the question exclusive of any shares owned by an interested director or officer; or

(b)	such indemnification and such settlement, decree or disposition shall have been approved as being in the best interest of the corporation or organization or plan or participants served, as the case may be, after notice that it involves such indemnification, by a majority of the disinterested directors (or, if applicable, the sole disinterested director) then in office (whether or not constituting a quorum); or

(c)	if no directors are disinterested, a written opinion, reasonably satisfactory to the corporation, of independent legal counsel selected by the corporation shall have been furnished to the corporation that (i) such indemnification and such settlement, decree or disposition are in the best interest of the corporation or organization or plan or participants served, as the case may be, and (ii) if adjudicated, such indemnification would not be found to have been prohibited by law.
     Expenses reasonably incurred in the defense or disposition of any such action, suit or other proceeding may be paid from time to time by the corporation in advance of the final disposition thereof upon receipt of an undertaking by the person so indemnified to repay to the corporation the amounts so paid if it is ultimately determined that indemnification for such expenses is not authorized under this section. Such undertaking may be accepted without reference to the financial ability of such person to make repayment.
     The right of indemnification hereby provided shall not be exclusive of or affect any other rights to which any person may be entitled. As used in this section, the term “person” includes the heirs, executors, administrators and personal representatives of any person, an “interested” director or officer is one against whom in such capacity the proceeding in question or another proceeding on the same or similar grounds is then pending or threatened, and a “disinterested director” is any director who is not an interested director. The absence of any express provision for indemnification shall not limit any right of indemnification existing independently of this section.

     Any repeal or modification of the foregoing provisions of this Section 9 shall not adversely affect any right or protection of a director or officer of the corporation with respect to any acts or omission of such director or officer occurring prior to such repeal or modification.
Section 10. MASSACHUSETTS CONTROL SHARE ACQUISITIONS ACT
     The provisions of Chapter 110D of the Massachusetts General Laws shall not apply to control share acquisitions of the corporation.
Section 11. CORPORATE SEAL
     The seal of the corporation shall, subject to alteration by the directors, consist of a flat-faced circular die with the word “Massachusetts,” together with the name of the corporation and the year of its organization, cut or engraved thereon.
Section 12. EXECUTION OF PAPERS
     Except as the directors may generally or in particular cases authorize the execution thereof in some other manner, all deeds, leases, transfers, contracts, bonds, notes, checks, drafts and other obligations made, accepted or endorsed by the corporation shall be signed by the chairman of the board, if any, the president, a vice president or the treasurer.
Section 13. FISCAL YEAR
     The fiscal year of the corporation shall end on December 31.
Section 14. AMENDMENTS
     These By-laws may be altered, amended or repealed at any annual or special meeting of the stockholders called for the purpose, of which the notice shall specify the subject matter of the proposed alteration, amendment or repeal or the sections to be affected thereby, by vote of the stockholders. These By-laws may also be altered, amended or repealed by vote of a majority of the directors then in office, except that the directors shall not take any action which provides for indemnification of directors nor any action to amend this Section 14, and except that the directors shall not take any action unless permitted by law.
     Any By-law so altered, amended or repealed by the directors may be further altered or amended or reinstated by the stockholders in the above manner.